UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2007

AMNUTRIA DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2275 Huntington Drive, #278 San Marino, California 91108
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (914) 473-2918

Micro-Tech Identification Systems, Inc. 1608 West 2225 South Woods Cross, Utah 84087
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMNUTRIA DAIRY INC.

Item 1.01. Entry into Material Definitive Agreement.

Merger

On October 9, 2007, Micro-Tech Identification Systems, Inc., a Nevada corporation (“Micro-Tech” or the “Company”), entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with AIDH Acquisition, Inc., a newly formed, wholly-owned Nevada subsidiary of Micro-Tech (“Acquisition Sub”), Tryant LLC, the majority shareholder of Micro-Tech (“Tryant”), and American International Holding Co., Inc., a privately-held Nevada corporation (“AIDH”). Upon consummation of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into AIDH, and AIDH, as the surviving corporation, became a wholly-owned subsidiary of Micro-Tech. Following the Merger, Micro-Tech had an aggregate of 24,999,970 shares of common stock, $0.001 par value per share (“Common Stock”), issued and outstanding.

For a description of the terms of the Merger Agreement and the Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Private Offerings

The First Offering

On October 9, 2007 (the “Closing Date”), Micro-Tech entered into a Securities Purchase Agreement (the “Winfield Purchase Agreement”) with John Winfield, pursuant to which the Company sold to Mr. Winfield 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (collectively (ii) and (iii), the “Winfield Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

The foregoing description of the Winfield Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Winfield Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The warrants have such characteristics as are further described in Item 3.02 below, which disclosure is incorporated herein by reference. Copies of the warrants are annexed hereto as Exhibits 10.2 and 10.3, and are incorporated herein by reference.

The Second Offering

In addition, on October 9, 2007, Micro-Tech entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain additional accredited investors (the “Additional Purchasers”), for the purchase and sale, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), of units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit (the “Unit Purchase Price”).

As of the Closing Date, the Company sold an aggregate of 2,157,853 Units to the Additional Purchasers, consisting of (i) 2,157,853 shares of Common Stock, (ii) three-year warrants to purchase 431,570 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii)  two-year warrants to purchase 2,157,853 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Second Offering”).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

The Class A Warrants and Class B Warrants have such characteristics as are further described in Item 3.02 below, which disclosure is incorporated herein by reference. Copies of the Form of Class A Warrant and Form of Class B Warrant are annexed hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference.

Following the closing of the First Offering, and the initial Closing of the Second Offering (collectively, the “Offerings”), the Company had issued and outstanding an aggregate of (i) 28,491,156 shares of Common Stock, and (ii) warrants to purchase an additional 4,189,423 shares of Common Stock.

In connection with the Offerings, the Company has raised an aggregate of $4,359,800 of gross proceeds. The proceeds will be used (i) to repurchase certain issued and outstanding shares of Common Stock of existing shareholders of the Company, (ii) for expenses incurred in connection with the Merger, the First Offering, the Second Offering and the Registration Statement (defined below), and (iii) for general working capital purposes.

Registration Rights

As of the Closing Date, Micro-Tech entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Mr. Winfield and the Additional Purchasers (collectively, the “Investors”), pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) covering the resale of (i) the shares of Common Stock purchased in the Offerings (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the Winfield Warrants, (iii) the Common Stock issuable upon exercise of the Class A Warrants, and (iv) the Common Stock issuable upon the exercise of the Class B Warrants (collectively (i), (ii), (iii) and (iv), the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods.

Pursuant to the Registration Rights Agreement, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, the Winfield Warrants, the Class A Warrants, the Class B Warrants, or the Common Stock issued upon exercise of the Winfield Warrants, Class A Warrants and Class B Warrant (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Notwithstanding anything to the contrary stated in the Registration Rights Agreement, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is filed as Exhibit 10.7 hereto and incorporated herein by reference.

Agreements with Placement Agents

As of September 24, 2007, Micro-Tech entered into a Placement Agent Agreement with Legend Merchant Group, Inc. (“Legend”), pursuant to which Legend will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “Legend Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by Legend (the “Legend Investors”). Legend shall also receive three-year warrants (the “Legend Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the Legend Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback” registration rights to Legend, with respect to shares of Common Stock underlying the Legend Warrants. Neither the amount of the Legend Placement Fee to be paid, nor the number of Legend Warrants to be issued, can be determined until the final Closing of the Second Offering.

As of September 27, 2007, Micro-Tech entered into a Placement Agent Agreement with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “WestPark Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by WestPark (the “WestPark Investors”). WestPark shall also receive three (3) year warrants (the “WestPark Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the WestPark Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback” registration rights to WestPark, with respect to shares of Common Stock underlying the WestPark Warrants. Neither the amount of the WestPark Placement Fee to be paid, nor the number of WestPark Warrants to be issued, can be determined until the final Closing of the Second Offering.

Share Repurchase

On October 9, 2007, Micro-Tech entered into a Share Repurchase Agreement with a shareholder (the “Share Repurchase Agreement”), pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). The repurchased shares have been returned to treasury stock. As a result of the Repurchase Transaction, the Company had 26,546,712 shares of Common Stock issued and outstanding.

The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Repurchase Agreement, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

At the time of the Repurchase Transaction, Micro-Tech entered into Put/Call Agreements with two (2) of its shareholders (the “Put/Call Shareholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the Commission, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144(k); and

•
The closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

The Company may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Shareholders within thirty (30) days of such time as all of the Call Option Conditions have been met. The Call Option may be exercised for all, but not less than all, of the Put/Call Shares. The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Shareholders shall have the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Shareholders (the “Put Right”), for a price shall be $1.63 per share (the “Put Purchase Price”), if:

•	the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•
the Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

•	the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

The Put/Call Shareholders shall exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Shareholders may only exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice.

The foregoing description of the Put/Call Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Put/Call Agreements, which are filed as Exhibits 10.9 and 10.10 hereto and incorporated herein by reference.

Item 201. Completion of Acquisition or Disposition of Assets.

The Merger

On October 9, 2007 (the “Effective Date”), Micro-Tech entered into the Merger Agreement with Acquisition Sub, Tryant and AIDH. Pursuant to the terms and conditions of the Merger Agreement, as of the Effective Date:

•	Acquisition Sub was merged with and into AIDH, and AIDH became a wholly-owned subsidiary of Micro-Tech;

•
Each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of Micro-Tech’s Common Stock. An aggregate of 24,305,546 shares of Micro-Tech’s Common Stock were issued to the holders of AIDH’s capital stock;

•
The Company sold (i) 1,333,333 units of its securities to John Winfield, consisting of: (A) 1,333,333 shares of Common Stock, (B) three-year warrants to purchase 266,667 shares of Common Stock, at an exercise price of $0.94 per share, and (C) two-year warrants to purchase 1,333,333 shares of Common Stock, at an exercise price of $1.50 per share, for an aggregate purchase price of $1,000,000; and (ii) 2,157,853 units of its securities to the Additional Purchasers, consisting of (A) 2,157,853 shares of Common Stock, (B) 431,570 Class A Warrants, and (C) 2,157,853 Class B Warrants, for an aggregate purchase price of $3,359,800 (as further described in Item 1.01, “The Private Offerings” above).

•	Jeffrey D. Jenson and Andrew Chudd resigned as officers and directors of Micro-Tech, and simultaneously therewith a new officers and directors were appointed, as follows:

Name		Title
Yang, Yong Shan	•	Chairman of the Board, Chief Executive Officer and President

Niu, Wan Chen		Vice President of Sales and Director

Qin, Si Bo		Vice President of Production and Director

Yuan, Yong Wei		Vice President of Operations and Director

Wang, Wen Biao		Vice President

All directors of Micro-Tech hold office for one-year terms until the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the board.

•	Each of Micro-Tech, Acquisition Sub, Tryant and AIDH provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In consideration of (i) the rescission of the purchase of 230,645 shares of common stock of Micro-Tech presently owned by Tryant, that were a part of the Micro-Tech Common Stock acquired by Tryant on August 30, 2007 (the “Tryant Shares”), and (ii) Tryant’s indemnification of Micro-Tech and AIDH against any and all past liabilities of any type or nature whatsoever of Micro-Tech existing immediately prior to the consummation of the Merger, which will include all expenses related to the Agreement, and the compromise and settlement of any amounts due and owing to Tryant for advances, or otherwise, that were incurred by Micro-Tech in this respect prior to the consummation of the Merger, AIDH agreed to pay Tryant the aggregate sum of $500,000 from the proceeds of the Offerings (the “Indemnification Amount”).

The Company granted Tryant “piggy-back registration rights” with respect to the 413,231 Tryant Shares it has retained. Failure to promptly honor the Piggy-Back Registration Rights shall result in a termination of the indemnification obligations of Tryant hereunder, but will not release the Company from its obligations to register these shares of common stock.

The Company reissued the rescinded Tryant Shares, and granted “piggyback registration rights” to the holders of such shares, as follows:

Name	Number of Shares
Leonard W. Burningham	103,308
John Winfield	64,388
Rick Krietemeier	57,949
Andrew Chudd	5,000
Total:	230,645

Following (i) the consummation of the Merger, (ii) the closing of the Offerings, and (iii) Micro-Tech’s repurchase of 1,944,444 shares in the Repurchase Transaction, there were 26,546,712 shares of Micro-Tech’s common stock issued and outstanding. Approximately 84.2% of such issued and outstanding shares were held by the former stockholders of AIDH, approximately 13.2% were held by the investors in the Private Placement and approximately 2.6% were held by the pre-Merger stockholders of Micro-Tech.

The shares of Micro-Tech’s Common Stock issued to former holders of AIDH’s capital stock in connection with the Merger, and the shares of Micro-Tech’s Common Stock and warrants issued in the Offerings, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Merger Agreement and currently, there are no material relationships between Micro-Tech or any of its affiliates and AIDH, other than in respect of the Merger Agreement.

The Merger became effective upon the filing of Articles of Merger with the Secretary of State of the State of Nevada on October 9, 2007.

A copy of the Articles of Merger is annexed hereto as Exhibit 2.2 and incorporated herein by reference.

The Merger and its related transactions were approved by the holders of a requisite number of shares of AIDH’s capital stock pursuant to written consents dated as of October 9, 2007. Under Nevada corporate law, AIDH’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that AIDH pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. As of the date hereof, no holders of shares of AIDH’s common stock had indicated their intention to seek appraisal of their shares.

For financial reporting purposes, this Merger will be treated as a “reverse acquisition,’ whereby AIDH will account for the transaction as a recapitalization of AIDH. As a recapitalization transaction, the historical stockholders’ equity of AIDH, the accounting acquirer, is retroactively restated for the equivalent number of shares received by AIDH's shareholders in the Merger, and the historical retained earnings/deficit of AIDH are carried forward.

The Company will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Micro-Tech intends to carry on AIDH’s business as its sole line of business. Therefore, immediately following the Merger, Micro-Tech filed a Certificate of Amendment to its Articles of Incorporation changing its name to “Amnutria Dairy Inc.” (the “Name Change”). Article XIV of the Company’s Articles of Incorporation, as amended, provides that the Board of Directors shall have the right to change the name of the Company without shareholder approval to a name that reflects the industry of business in which the Company’s business operations are conducted. Therefore, Micro-Tech did not obtain shareholder consent for the Name Change. In connection with the Name Change, the Company was assigned “AUDY” as its new trading symbol on the Over-the-Counter Bulletin Board.

A copy of the Certificate of Amendment is annexed hereto as Exhibit 2.3 and incorporated herein by reference.

The Company has changed the address of its principal offices to the corporate offices of AIDH at 2275 Huntington Drive, #278 San Marino, California 91108, telephone number (914) 473-2918.

Description of Our Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to AIDH, and for periods subsequent to the closing of the Merger refer to Amnutria Dairy Inc. and its subsidiaries.

Company Background

Micro-Tech was organized pursuant to the laws of the State of Nevada on September 24, 1986. For the past several years, Micro-Tech’s primary business operations have involved seeking the acquisition of assets, property, or businesses that may be beneficial to the Company and its shareholders.

On October 9, 2007, AIDH became a wholly-owned subsidiary of the Company, when it merged with the Company’s wholly-owned subsidiary, which was organized for that purpose. Immediately following the Merger, Micro-Tech succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc.

AIDH was organized pursuant to the laws of the State of Nevada on April 18, 2005, for the purpose of acquiring the stock of Heilonjiang Xing An Ling Dairy, Co. On May 30, 2005, AIDH acquired Heilonjiang Xing An Ling Dairy Co. Limited, (“XAL”), a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

Prior to September 23, 2006 XAL owned 57.69% of Heilongjiang Beian Nongken Changxing LvbaoDairy Limited Liability Company (“LvBao”), with the remaining balance being held by AIDH’s sole shareholder. On September 23, 2006, the remaining 42.31% ownership in LvBoa was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes.

All of the business of AIDH is conducted through AIDH's wholly-owned subsidiary, XAL, and XAL's subsidiary, LvBao.

The Company’s offices are located at 2275 Huntington Drive, #278 San Marino, California 91108, telephone number (914) 473-2918.

Industry

The Chinese government has recognized that the dairy industry is not only crucial to reform the structure of agriculture in the country and increase the income of farmers, but also that it is also one of the important measures to improve the diet, health, and overall welfare of Chinese people. Milk and dairy products have gradually become an accepted daily necessity in the life of Chinese people. As a result, the dairy market is one of the fasted growing markets in China. In 2004, the dairy industry had total revenues of ¥62.52 billion. In 2005, total sales grew by 27.96% to ¥80 billion. In 2006, the dairy industry achieved an annual revenue of ¥87.6 billion. The China Dairy industry has entered into a booming period with annual growth rate of about 15% - 20%.

Out of approximately 1,500 dairy producers in China, only 97 have received licenses from the government. in addition, the market is very fragmented. This provides great opportunity for the Company, which is now one of the largest private dairy companies, ranking in the top 15% of the industry. In 2006, the Company’s sales volume reached 4,714 tons, occupying 1.78% of the market.

Products

The Company’s products are milk powder, soybean milk powder and rice cereal. The fall into two brands: (a) “Xing An Ling”, which is designed for low-end customer; and (b) “Yi-bai”, which is designed for middle and high-end customer. The Company has products specifically geared towards different age groups and demographics, as follows:

•
Formula milk powder for infants aged 0 - 6 months old - Specifically designed to provide babies with necessary nutrients such as calcium, selenium, bioactive substance, and more than 20 vitamins and minerals essential for infant’s growth.

•	Formula milk powder for babies 6 - 12 months old - Specifically designed to help with the development of the brain, intestines, and body’s immunity.

•
Formula for kids’ milk powder for young kids between 1 and 3 years old - Provides children with comprehensive nutritional support at the critical period of their brains development, and, with nucleotide contents close to breast milk’s level, it helps boost children’s immunity.

•	Formula for the 3-7 years old preschool children - Geared toward children in the growth acceleration period, when breast milk or infant food is gradually substituted with adult foods.

•
Multidimensional formula for pregnant women and breast-feeding mothers - Designed for pregnant women who need to supplement themselves with maternal and infant nutrition needed to ensure the health of both mother and infant.

•
High calcium milk powder for those 7 - 22 years old - Designed for the years one spends as a student, it meets the daily nourishment supply standard set by the Chinese nourishment academic association.

•	Zinc, Ferrum and Calcium milk powder for the whole family - Produced in accordance with scientific process and test standards to supply the body with much needed calcium, ferrum and zinc.

•
High calcium and sugar-free milk powder for the middle-aged and old-aged - Based on the daily dietary nutrient supply standards of the middle-aged and the physiological characteristics of the elderly people, as recommended by the Chinese Nutrition Institute.

•	Low fat and high calcium milk powder for ladies - This product was developed in accordance with a woman's physiological characteristics and nutritional needs, to keep woman body fit and healthy.

Production, Supply and Distribution

Production

The Company processes its milk products 20 - 34 hours after the milking time. Other multi-regional dairy enterprises wait up to four days before processing their milk products. One of the Company’s competitive advantages is that it is close to milk sources, which enables the Company to improve the quality of the product and reduce the cost. The time it takes to go from processing the milk to terminal selling of the finished product is only an average of 45 days. Therefore, warehousing cost is reduced and capital turnover rate is enhanced.

The Company strictly supervises resources allotment, purchasing inspection, raw materials check, sales, and customer service, and has already established a consummate quality control process. Five qualified dairy assay experts supervise the whole production process to ensure that the products comply with national standards. The Company has established an advanced bacteria-free laboratory to assay and check each indicator. The Company established professional sanitation, quality control and quality management group to make the production comply with national food & sanitation regulations. The Company also established sanitation, quality, operation, management systems to improve the production and enforce worker’s awareness of sanitation & quality. All workers need go through physical check-up periodically and obtain ‘health certificate’.

In 2004, the Company adopted a method to check the inventory each month, and calculate and carry-over every three months. As a result, inventories and efficiency of the Company’s supply chain are optimized and the operation efficiency of capital is maximized. This is true because inventories are controlled on real time.

The Company established a cost-control center, and formed cost-control systems on working procedure and on each cost-control point. With a normative original date record, the Company requests that each department control production expenses and time, and take responsiblity for it. Through cost calculation, the Company makes quantity difference analysis and price difference analysis, and compares and analyzes cost budgets with the prior month’s, so it can gradually cut the cost.

The Company’s packaging facility is designed based on the GMP 600,000 level standard of the pharmacy industry and the HACCP standard, and realized a obdurate packaging circumstance. The automated intelligent program-controlled packaging line, one of the most advanced packaging lines in Chinese dairy industry, is capable of tinned milk powder packaging. It effectively reduces the touch of workers and avoids second-time contamination. The laboratory, being 300m2 large, is constructed completely according to the GMP standard.

Due to the capital constraint, the company has to produce in small batch to keep the milk fresh. Therefore the Company must store raw milk to satisfy the market demand.

Supply

Chinese milk production mainly concentrates in Inner Mongolia, Heilongjiang, Sichuan, etc. The Company’s production is based in farms along the Bei'an long river in Heilongjiang, located in southwest of Xiaoing’anling, 47 degrees north latitude. The land sits on one of the only three black plates in the world, giving it the unique soil, vegetation, climate and ecological environment best for the growth of the quality cows. It is recognized as the premium cow raising belt internationally. Bei’an’s grassland area amounts to 285 acres, raising cows more than 24,000, with the milk production of 72000 tons annually. The local government plans to increase the cows in stock to 40,000 in three years when the capacity could reach 144,000 tons. With such fresh milk as raw materials, the Company could maintain its product as a natural, clean and green food.

Although domestic dairy enterprises have attached great importance to the milk source construction, few of them raise cows themselves. Most fresh milk supply comes from local farmers, which are relatively scattered sources. The generally accepted model for the present stage is "companies + farmers", "companies + ranch" and "Company + farmers + farms" through signing long-term contracts with the nearby farmers.

The Company has signed about 1,000 contracts with farmers through the local government, giving it access to the milk of 18,000 cows. Since no large-scaled dairy enterprise is located nearby, the Company’s milk source is relatively plentiful. The price is also low. After the insufficient supply of milk a few years ago, the milk is overly supplied. In the next three years, the sales will reach 500 million Yuan. The Company’s milk source is also the “company + farmers” model. This means the farmers raise their own cattle and the Company offers farmers the services as to the cow feeding, reproduction, immunization, fodder supply, etc. The Company signs long-term purchase agreement with the farmers and builds up modern milking stations and services districts. All the milking process is automatic with no pollution. Fresh milk is drained into refrigerated containers through milking machines, shipped to the Company’s facility through the refrigerated trucks. Using this method, the price can be determined on the milk quality. In addition, the cows’ health and capacity could also be tracked. The Company settles accounts with farmers regularly. This model not only enhances the milk farmers’ enthusiasm and breeding capability, and stimulates local economic development, but it also assures the milk volume, quality and the stability of the supply.

The Company has 101 cows of its own, to meet a small amount of the total supply. These cows are mainly used to provide scientific and quality service for dairy farmers including disease control and treatment or other experiments. These cows also act as the examples to the local farmers. At present, the available services include helping dairy farmers improve farming methods, increasing milk yield, appointing experts to lectures, popularizing the scientific knowledge, helping the farmers with the cow’s brand choice, and strengthening disease surveillance and control.

The major raw materials of the Company’s products consist of fresh milk, whey, degrease powder, vegetable protein, vegetable oil esters, etc. These components are obtained mainly from the long-term partnerships. After years of development, the Company has formed steady, complementary and cooperative relationships with its suppliers. As the Company’s sales increase, more capital will be obtained to strengthen the negotiation ability, allowing the Company to get cheap and quality raw materials more easily. The procurement of raw materials is mainly through bidding and other forms of network transactions. No single supplier accounts for more than 50% of the whole purchase.

Product packages, packaging boxes, packing cans, and other packaging materials are also mainly settled by the long-term cooperative vendors. Therefore the procurement could remain a good steadiness.

Distribution

The Company distributes its products from its headquarters to the sale subsidiaries in unity, the detailed forms is as follows:

The Company is 350 kilometers away from the provincial capital city of Harbin. The actual one-way transportation distance is 372 km. The Company’s current products and raw materials are transported mainly through individual contractors. In addition, the Company’s long-distance transportation capacity is inefficient. Despite the full range of milk products, the Company has not set up a complete and unified logistics and distribution network. Therefore, the cost is high. Furthermore, the local market is small. As a national brand, the Company’s sale largely depends on the larger markets. That is why the Company’s completeness and optimization of its logistics and sales system will have a decisive impact on its future success. Aside from seizing market opportunities and expanding production capacity, the Company should also reconstruct its marketing platform, in order to set up a low-cost efficient platform for sale on the national market, and a distribution system in line with the Company’s actual situation.

Railway transportation is also a major means for the Company’s material procurement, product deployment and staff travel. It is usually used when the products need to travel a long distance because of the relatively low cost. However, its speed is slower than that of the vehicle transportation, with the products needing to get to Bei’an Station first, before being distributed all over the country.

Market Opportunity

China’s population of 1.3 billion offers a huge market for the developing dairy industry. The dairy industry is increasing much faster than the growth of China’s GDP. Last year, according to the statistics from FAO, total Chinese milk production was the 7th largest in the world. The China Dairy Association predicts that the diary industry will continue at a growth rate of 20% per year. The ‘11th Five Years Plan’ urged that the average annual dairy consumption should reach 10kg per person and should reach 16kg in 2015.

The average consumption of dairy per person in China is much lower than the world average. The average consumption of dairy per person in the developed countries is about 100kg. In the most developed countries the number is 250kg. Proportion of meat, eggs, milk consumption is 0.4:0.06:1 in developed countries, and milk consumption is higher than others. But in China, the proportion is 6.7:8:2.1, milk consumption is far less. In rural areas in China, dairy consumption and milk powder consumption are 1/10th and 1/16th of average consumption in Asia, while in cities, the figure is 1/7 and 1/11. This means the Chinese dairy market has much room to grow, especially as the economy continue to boom.

According to the “China Food and Nutrition Development outline (2001—2010)” approved by Chinese State Council, the dairy industry is one of the three food industries that should be developed first. The outline required that in 2010, average consumption of dairy per person should reach 16kg, in which the average consumption of dairy per person for rural habitants and those who live in cities and towns are 32kg and 7kg respectively. Experts predict that the dairy output in China will be 20 million tons and 70 million tons in 2015 and 2030, respectively. Therefore, within the next few years, the Chinese Dairy industry will maintain a fast and sound growth momentum and the consumption of dairy will continue to increase with the rise in living standard and change in consumption behavior.

On average, about 15 million infants are born in China each year. Each 0 - 6 month old baby will need 27.2kg milk powder, and the annual total demand is 90,000 tons. Each 6 - 12 month old baby will need 31kg milk powder, and the annual total demand is 110,000 tons. But the supply is just 80,000 - 100,000 tons, leaving much room for growth. The infant dairy market in China is growing by 13% - 16% annually, and has surpassed Japan, becoming the second largest infant formula dairy market in the world, behind the US. Experts forecast that Chinese infant formula dairy market will reach $5 billion USD in 2007.

Company Strategy

In order to benefit from the market opportunities presented above, the Company plans to effect the following strategies:

Production Strategy

The Company will look to acquire certain of its competitors in order to expand production scale of milk powder. Following these acquisitions, the Company hopes to be capable of producing 20 - 23 thousand tons of milk powder annually. The Company will focus on producing high end and middle end zero-antibiotic infant milk powder. Meanwhile, the rice cereal production line that the Company plans to have in production later in 2007 will be able to produce 3,000 - 5,000 tons product annually. The Company also plans to develop organic soybean powder at the capacity of 5,000 - 7,000 tons per annum.

Market Strategy

Brand

In the Chinese milk powder market, positive brand image will bring high customer recognition, strong customer loyalty, and good reputation. All that will convert to an increase in sales revenue. Therefore, the Company has focused on establishing a positive brand image.

Price

Result of surveys reveal that, at present, in the low-end market, most customers expect the price for a bag of milk powder to be ¥25. Over half of the customers (51.1%) believe ¥21 - ¥25 a bag is a reasonable price, and 21.4% customers think ¥16 - ¥20 is acceptable. Consequently, the price ¥16 - ¥25 per bag will be accepted by the majority of consumers.

There is an interesting phenomenon in the Chinese dairy market where similar products are sold at widely different prices. The gap between prices could be 10 times. At present, the consumers who have the highest income choose the high-end brand from foreign companies, such as NESTLE, Meadjohnson, Dumex. Those who earn less choose brands such as Shengyuan and Nanshan. The Company’s products were not as popular because they were less expensive than similar products. So, in accordance with the market information, the new products are aimed at middle-end and high-end infant milk powder market. The price chain is as follows.

Sales Channel

Hindered by low brand awareness, most of the Company’s products were sold though sales terminals. But the products from more established companies are sold through wholesale channels. Advantages of terminal sales are that the product can be sent to customers directly and the new products can be promoted effectively. The disadvantage is high sales expenses. Sales though wholesaling channel can reduce the sales expenses, but it will evoke selling beyond agreed areas. The Company will continue to sell products by terminal sales for the next 1 - 2 years. It will sell goods though wholesaling channel in an area only when the brand is dominant in that place.

Promotion

The Company plans to:

•
Advertise on the leading TV stations in important markets, publicize the product information and ideas of the Company by advertising on national or local newspapers and magazines, and use the Company’s website and webpage advertisement to attract internet users and introduce the products and business;

•	Promote the Company’s products by attending and holding exhibitions and seminars, presenting gifts and hand out leaflets;

•	Teach the shopping guides the knowledge about nutrient, product, caring and tending, and promote the products by face to face communication and illustration; and

•	Invite famous pediatricians to hold seminars on knowledge of nutrients and baby tending for pregnant women, so as to promote the brand popularity and attract customers;

Human Resources Strategy

The Company believes the talented people in the Company are the very advantage it can have. Besides attracting quality employees from public channels, the Company will also develop and train its own sales team.

Competition

At present, there are 1500 dairy product manufacturers. But only 5% of them produce over 1 million tons of product. The Company, now has an annual output of 4,700 tons. Currently, six state owned dairy groups control more than half of the dairy market. They are Mengniu (in Inner Mongolia), Yili Industrial Group (in Inner Mongolia), Bright Dairy & Food (in Shanghai) Sanyuan (in Beijing), Sanlu Group (Hebei) and Wandashan (Heilongjiang). Over half of top twenty dairy manufactures have entered China. Most of the dairy producers provide infant milk powder. But the high-end infant milk powders less than 1/3 of the total output. In the past, the dairy producers mainly take discount as the major competition tactic. Now, however, the producers are beginning to focus on the raw milk source, brand, and sales network.

The Company’s competitors are divided into three major categories

•	Domestic large-scale producers;

•	Foreign producers; and

•	Domestic middle& small- scale producers

Intellectual Property

The Company has obtained trademark registrations for the use of its tradenames “Xing An Ling” and “Yi-bai”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to the Company’s milk products. The Company believes its trademarks are important to the establishment of consumer recognition of its products. However, due to uncertainties in Chinese trademark law, the protection afforded by the Company’s trademarks may be less than it currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, the Company may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact the Company’s trademarks could have a material adverse effect on its business, operations and finances.

Regulatory Matters

The Company is regulated under national and county laws in China. The following information summarizes certain aspects of those regulations applicable to the Company and is qualified in its entirety by reference to all particular statutory or regulatory provisions.

Regulations at the national, province and county levels are subject to change. To date, compliance with governmental regulations has not had a material impact on the Company’s level of capital expenditures, earnings or competitive position, but, because of the evolving nature of such regulations, management is unable to predict the impact such regulation may have in the foreseeable future.

As a manufacturer and distributor of food products, the Company is subject to regulations of China's Agricultural Ministry. This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. It also regulates manufacturing practices, including quality assurance programs, for foods through its current good manufacturing practices regulations, and specifies the standards of identity for certain foods, including the products sold by the Company, and prescribes the format and content of many of the products sold by the Company, prescribes the format and content of certain nutritional information required to appear on food products labels and approves and regulates claims of health benefits of food products.

In addition, China's Agricultural Ministry authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. The Company and its products are also subject to province and county regulations through such measures as the licensing of dairy manufacturing facilities, enforcement of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of dairy products.

Research and Development

The Company attaches great importance to research and development. It not only cooperates with the College of Life Science of Beijing University, but also hired renowned experts to develop the advanced forward-looking R&D technology. Those experts provide technical guidance and expertise to the Company and make their suggestions on R&D and innovations based on the latest international trends. The total amount of R&D expenditures during the past two years was approximately $41,000.

The Company plans to establish a Chinese Maternal and Infant Research Center. It engages in the data collection and analysis of the nutritional status of domestic mothers and babies. It strives for the biological science and practical techniques to combine the advanced technology of United States and the local situation in China, in order to provide Chinese mothers and their babies the most suitable products.

Employees

As of the date hereof, the Company has approximately 767 employees. Of these, 602 are in sales, 122 are in manufacturing and 43 are in management and administration. None of our employees is subject to a collective bargaining agreement. We consider our relationship with our employees to be good.

Facilities

Under Chinese law, the government owns all of the land in the PRC and companies and individuals are authorized to use the land only through land use rights granted by the PRC government.

The Company has two manufacturing facilities. The main production facility occupies 38,600 square meters of land and the facility has 4,600 square meters for production. The second facility has 13,000 square meters of land and the facility has 3,400 square meters for production. Currently there are 3 production lines with daily capacity to process 200 tons of fresh milk. The company’s annual rent for the facilities is $20,700, renewable annually.

We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, each of our properties is adequately covered by insurance.

Legal Proceedings

The Company is not presently subject to any material litigation, and, to management’s knowledge, there is not any material litigation presently threatened against the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors.”

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report on Form 8-K. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of the Company’s Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on the Company’s current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K. See “Forward-Looking Statements.” The Company’s actual results may differ materially.

Overview and Recent Developments

Micro-Tech was organized pursuant to the laws of the State of Nevada on September 24, 1986. For the past several years, Micro-Tech’s primary business operations have involved seeking the acquisition of assets, property, or businesses that may be beneficial to the Company and its shareholders.

On October 9, 2007, AIDH became a wholly-owned subsidiary of Micro-Tech, when it merged with Micro-Tech’s wholly-owned subsidiary, which was organized for that purpose. Upon consummation of the Merger, each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of Micro-Tech’s Common Stock. As a result, Micro-Tech issued an aggregate of 24,305,546 shares of Micro-Tech’s Common Stock to the holders of AIDH’s capital stock.

Immediately following the Merger, Micro-Tech succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc. AIDH’s operates in the dairy industry in the People’s Republic of China. Its products are milk powder, soybean milk powder and rice cereal that fall into two brands “Xing An Ling” and “Yi-bai.”

Simultaneously with the Merger, Micro-Tech closed two private offering of units of its securities in which it sold (a) 1,333,333 units of its securities to one purchaser, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 shares of Common Stock, at an exercise price of $1.50 per share, for an aggregate purchase price of $1,000,000; and (b) 2,157,853 units of its securities to additional purchasers, consisting of (i) 2,157,853 shares of Common Stock, (ii) 431,570 Class A Warrants, and (iii) 2,157,853 Class B Warrants, for an aggregate purchase price of $3,359,800.

Upon the consummation of the Merger, and the closing of the Offerings, Micro-Tech entered into a Share Repurchase Agreement with a shareholder, pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444. The repurchased shares have been returned to treasury stock.

Following the Merger, the Offerings and the Repurchase Transaction, the Company had 26,546,712 shares of Common Stock issued and outstanding.

Results of Operations

Six-Month Period Ended June 30, 2007 Compared to the Six-Month Period Ended June 30, 2006

Sales. Sales increased by $6,067,648, or approximately 93.9%, from $6,460,546 in the six months ended June 30, 2006 to $12,528,194 for the six months ended June 30, 2007. This increase was due primarily to expanding market areas and increased popularity of our products in mainland China.

Cost of Goods Sold. Cost of goods sold increased by $4,250,509, or approximately 101.7%, from $4,179,882 in the six months ended June 30, 2006 to $8,430,391 for the six months ended June 30, 2007. This increase was due to the increases in sales by 93.9% and direct materials cost, direct labor cost and manufacturing overhead.

Selling Expenses. Selling expenses increased by $881,786, or approximately 74.1%, from $1,190,059 in the six months ended June 30, 2006 to $2,071,845 for the six months ended June 30, 2007. The principal reasons for the increase were substantial increases in advertising expense, promotional expenses, distribution salaries, and transportation expense which were incurred to expand market areas.

Administrative Expenses. Administrative expenses increased by $140,579, or approximately 66.5%, from $211,308 in the six months ended June 30, 2006 to $351,887 for the six months ended June 30, 2007. The principal reason for the increase was mainly due to increases in office expenses and staff salaries.

Depreciation and Amortization Expense. Depreciation and amortization expense increased by $7,880, or approximately 49.4%, from $15,965 in the six months ended June 30, 2006 to $23,845 for the six months ended June 30, 2007. This increase is due primarily to the purchase of capital equipment to support the Company’s customer growth.

Income Taxes. Income taxes increased by $67,786, or approximately 456.0%, from $14,866 in the six months ended June 30, 2006 to $82,652 for the six months ended June 30, 2007. This increase is due primarily to increase in net income for the period.

Net Income. Net income increased by $717,360, or approximately 85.0%, from $844,256 in the six months ended June 30, 2006 to $1,561,616 for the six months ended June 30, 2007. This increase in net income is attributable primarily to the increase in sales, partially offset by increases in cost of goods sold and operating expenses.

Fiscal Year Ended December 31, 2007 Compared to Fiscal Year Ended December 31, 2006

Sales. Sales increased by $10,910,869, or approximately 138.0%, from $7,905,630 in fiscal year ended December 31, 2005 to $18,816,499 for the fiscal year ended December 31, 2006. This increase was due primarily to expanding market areas and increased popularity of our products in mainland China.

Cost of Goods Sold. Cost of goods sold increased by $6,678,976, or approximately 123.1%, from $5,426,160 in fiscal year ended December 31, 2005 to $12,102,136 for the fiscal year ended December 31, 2006. This increase was due to increases the 138% increase in sales and the direct costs associated with that increase.

Selling Expenses. Selling expenses increased by $2,096,005, or approximately 151.3%, from $1,385,626 in fiscal year ended December 31, 2005 to $3,481,631 for the fiscal year ended December 31, 2006. The principal reasons for the increase were substantial increases in advertising expense, promotional expenses, distribution salaries, and transportation expense which were incurred to expand market areas.

Administrative Expenses. Administrative expenses increased by $212,144, or approximately 86.0%, from $246,726 in fiscal year ended December 31, 2005 to $458,870 for the fiscal year ended December 31, 2006. The principal reason for the increase was mainly due to increases in office expenses and staff salaries.

Depreciation and Amortization Expense. Depreciation and amortization expense increased by $15,203, or approximately 66.9%, from $22,712 in fiscal year ended December 31, 2005 to $37,915 for the fiscal year ended December 31, 2006. This increase is due primarily to the purchase of capital equipment to support the Company’s customer growth.

Income Taxes. Income taxes decreased by $38,320, or approximately 49.3%, from $77,669 in fiscal year ended December 31, 2005 to $39,349 for the fiscal year ended December 31, 2006. This decrease was due primarily to the increase in net income.

Net Income. Net income increased by $1,969,475, or approximately 272.3%, from $723,150 in fiscal year ended December 31, 2005 to $2,692,625 for the fiscal year ended December 31, 2006. This increase in net income is attributable primarily to the increase in sales and a decrease in income taxes, partially offset by increases in cost of goods sold and operating expenses.

Liquidity and Capital Resources

As of the six-month period ended June 30, 2007, and the year ended December 31, 2006, the Company had cash and cash equivalents of $2,181,853 and $641,164, respectively. As of the six-month period ended June 30, 2007, the Company had working capital of approximately $4,951,355, and total stockholders’ equity of $7,184,275. The Company anticipates that it will have adequate working capital in the foreseeable future. However, the Company may wish to borrow additional amounts or sell its securities to raise funds in order to expand and grow its operations. There can be no assurance that that any additional financing will become available to us, and if available, on terms acceptable to us.

Operating Activities. For the six months ended June 30, 2007, the Company used $114,644 in operating activities, compared with $558,355 provided by operating activities for the six months ended June 30, 2006. The decrease in net cash flows provided from operating activities was attributable primarily to an increase in inventory of $710,555 and accounting receivable of $361,158 offset by increase in net income of $717.360.

Investing Activities. For the six months ended June 30, 2007, the Company used $521,169 in investing activities, compared with $587,139 used in investing activities for the six months ended June 30, 2006. This decrease was due primarily to purchase of fixed assets.

Financing Activities. For the six months ended June 30, 2007, $2,210,521 was provided by financing activities, compared with $117,139 used in financing activities for the six months ended June 30, 2006. This increase in net cash from financing activities was due to the sale of 2,916,666 shares of our Common Stock on April 18, 2007.

Based upon our short term liabilities, we believe our cash and cash equivalents are adequate to satisfy our working capital needs and sustain our ongoing operations for the next twelve months.

Critical Accounting Policies and Estimates

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require use to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the Company’s opinion, the condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, the Company utilized available information, including its past history, industry standards and the current economic environment, among other factors, in forming the Company’s estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of the Company’s results of operations to those of companies in similar businesses. We believe that of the Company’s significant accounting policies, the following may involve a higher degree of judgment and estimation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries, XAL and LvBao. All inter-company transactions and balances were eliminated.

Foreign Currency

The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. Translation adjustments for the six months periods ended June 30, 2007 and 2006 totaled $103,400 and $50,785 respectively.

As of June 30, 2007 and 2006 the exchange rate was 7.613 Yuan and 7.996 Yuan per U.S. Dollar.

Income recognition

Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon customers download prepaid study materials.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Taxation

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income tax on unremitted earnings from foreign operations as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, , income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 do it is classification as a “Wholly Foreign Owned Enterprise”. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law, for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to say in place through 2012 with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption will end on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reductions in the statutory enterprise income tax rates for an additional three years. The enterprise income tax expense of $82,652 and $14,866 as of June 30, 2007 and 2006 respectively, were incurred at the LvBao level which is not subject to Wholly Foreign Owned subsidiary rules.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There were no material timing differences which would give rise to deferred income tax assets or liabilities at June 30, 2007.

A provision has not been made at June 30, 2007 for U.S. or additional foreign withholding taxes on approximately $5,803,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of June 30, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of June 30, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Recently Issued Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. Implementation of FIN 48 has had no material effect on the Company’s financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

Off-Balance Sheet Arrangements

None.

Controls and Procedures

The term “disclosure controls and procedures” is defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, or the Exchange Act. This term refers to the controls and procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by the Securities and Exchange Commission. The Company’s management, including its principal executive officer and principal financial officer, have evaluated the effectiveness of disclosure controls and procedures as of the end of the period covered by this report. Based upon that evaluation, the Company’s principal executive officer and principal financial officer have concluded that the Company’s disclosure controls and procedures were effective as of the end of the period covered by this report.

There were no changes to the Company’s internal control over financial reporting during its last fiscal quarter that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the Company will face. If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of the Company’s Common Stock could decline and investors in the Company’s Common Stock could lose all or part of their investment.

Risks Related to the Company’s Business

The Company’s products may not achieve market acceptance.

Achieving market acceptance for the Company’s products will require substantial marketing efforts and the expenditure of significant funds. There is substantial risk that the market may not accept or be receptive to the Company’s products. Market acceptance of the Company’s current and proposed products will depend, in large part, upon the Company’s ability to inform potential customers that the distinctive characteristics of the Company’s products make them superior to competitive products and justify their pricing. The Company’s current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products. Lack of market acceptance would limit the Company’s revenues and profitability.

The Company depends on supplies of raw milk and other raw materials, a shortage of which could result in reduced production and sales revenues for the Company.

Raw milk is the primary raw material the Company use to produce its products. As the Company pursues its growth strategy, the Company expects its raw milk demands to continue to grow. Because the Company does not own any dairy cows, it sources its raw milk primarily from our milk collection centers. The milk collection centers depend on individual dairy farmers and dairy farms in their vicinity who own the dairy cows to bring the dairy cows to the milk collection centers for milking on a daily basis. In some instances, the Company has also entered into output contracts with individual farmers and dairy farms to supplement its raw milk supplies.

The Company cannot guarantee that the milk collection centers will be able to maintain a consistent supply of raw milk to accommodate our present or expected future needs. The raw milk supply available from milk collection centers is dependent on and limited by the desire and ability of individual dairy farmers and dairy farms supplying them to ensure that their cows continuously produce raw milk of a sufficient quantity, and for that quantity to continue to increase. In order to meet the Company’s projected needs, the Company expects that it will need to continue to increase the number of milk collection centers from which the Company sources its raw milk. The Company cannot assure you that it will be able to establish relationships with additional milk collection centers or that there will be sufficient supplies of raw milk from individual dairy farmers and diary farms provided to any milk collection centers. The security of the Company’s raw milk supply is also limited by the ability of the individual farmers and dairy farms to provide raw milk of a sufficient quantity to meet both the Company’s quality control guidelines as well as those imposed by Chinese law.

Raw milk production is, in turn, influenced by a number of factors that are beyond the Company’s control including, but not limited to, the following:

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seasonal factors, with dairy cows generally producing more milk in temperate weather as opposed to cold or hot weather and extended unseasonably cold or hot weather potentially leading to lower than expected production;

•	environmental factors, with the volume and quality of milk produced by dairy cows closely linked to the quality of the nourishment provided by the environment around them; and

•
governmental agricultural and environmental policy, with government grants, subsidies, provision of land, technical assistance and other agricultural and environmental policies having a direct effect on the viability of individual dairy farmers and dairy farms, and the numbers of dairy cows and quantities of milk they are able to produce.

The Company also sources large volumes of raw materials from suppliers. Interruption to or a shortage in the supply of raw milk or any other raw materials could result in the Company being unable to operate its production facilities at full capacity or, if the shortage is severe, at any production level at all, thereby leading to reduced revenues or production output and sales.

Changing consumer preferences make demand for the Company’s products unpredictable.

The Company is subject to changing consumer preferences and nutritional and health-related concerns. The Company’s business could be affected by certain consumer concerns about dairy products, such as the fat, cholesterol, calorie, sodium and lactose content or contamination of such products. A significant percentage of customers in China are lactose intolerant, and may therefore prefer other beverages. The Company could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns more effectively.

Adverse medical research relating to milk and demand for milk could decrease the demand for the Company’s products.

Periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow’s milk in the human diet. A study may be published or an announcement made concerning the healthfulness of cow’s milk which may result in a decrease in demand for dairy products in China.

The Company’s planned growth may require more raw milk than is available and could diminish the quality of its dairy products.

The supply of raw milk may be insufficient to meet demand which would limit the Company’s growth. Moreover, as the Company attempts to implement its growth strategy, it may become difficult to maintain current levels of quality control. Thus, concerns over quality control could also limit the Company’s growth. The raw milk used in the Company’s products is supplied to it by numerous local farms under output contracts. The supply of raw milk from local farms may not be sufficient to meet increased demand for the Company’s products associated with its proposed marketing efforts. Also, increased production to meet demand may compromise quality. An inadequate supply of raw milk, coupled with concern over quality control, could limit the Company’s ability to grow, cause its earnings to decline and make its business less profitable.

Possible volatility of raw milk costs makes the Company’s operating results difficult to predict, and a steep cost of increase could cause its profits to diminish significantly.

The policy of China since the mid-1990s has focused on moving the industry in a more market-oriented direction. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand aspects of the market. These changes in China’s dairy policy could increase the risk of price volatility in the dairy industry, making the Company’s net income difficult to predict. Also, if prices are allowed to escalate sharply, the Company’s costs will rise, which will lead to a decrease in profits.

The loss of any of the Company’s key executives could cause an interruption of its business and an increase in its expenses if the Company is forced to recruit a replacement; We have no key-man life insurance covering these executives.

The Company is highly dependent on the services of Yang Yong Shan, its President and Chief Executive Officer, and the loss of his services would have a material adverse impact on the Company’s operations. This individual has been primarily responsible for the development of the Company and the development and marketing of its products. The Company has not applied for key-man life insurance on the lives of this executive but may do so in the future.

The milk business is highly competitive and, therefore, the Company faces substantial competition in connection with the marketing and sale of its products.

In general, milk products are price sensitive and affected by many factors beyond the Company’s control, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, feed costs and natural disasters. The Company’s products compete with other premium quality dairy brands as well as less expensive, non-premium brands. The Company’s milk faces competition from non-premium milk producers distributing milk in its marketing area and other milk producers packaging their milk in glass bottles, and other special packaging, which serve portions of the Company’s marketing area. Most of the Company’s competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than the Company, and have products that have gained wide customer acceptance in the marketplace. The largest competitors of the Company are state-owned dairies owned by the government of China. Large foreign milk companies have also entered the milk industry in China. The greater financial resources of such competitors will permit them to procure retail store shelf space and to implement extensive marketing and promotional programs, both generally and in direct response to advertising claims by the Company. The milk industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. The Company may be unable to compete successfully or its competitors may develop products which have superior qualities or gain wider market acceptance than ours.

Lack of property and general liability insurance expose the Company to the risk of loss of its property as well as liability risks in the event of litigation against the Company.

The Company and its subsidiaries do not carry any property insurance, general liability insurance, or any other insurance that cover the risks of its business operations. As a result, any material loss or damage to the Company’s properties or other assets could lead to an increase in costs to replace or repair lost or damaged property and, possibly, a decline in revenues from lost use of the lost or damaged property. Also, personal injuries arising from the Company’s business operations, could significantly increase its costs for attorneys' fees as well as the payment of any damages arising out of the litigation. Any of the above would cause lost profits.

As the Company increases the scale of its operations, the Company may be unable to maintain the level of quality it currently attains by producing its products in small batches.

The Company’s products are manufactured in small batches with milk from the farms of local farmers. The Company may be unable to maintain the quality of its dairy products at increased levels of production. Increased production levels may cause the Company to modify its current manufacturing methods and will necessitate the use of milk from other additional sources. A decline in the quality of the Company’s products could damage its business, operations and finances.

The Company faces the potential risk of product liability associated with food products.

The Company faces the risk of liability in connection with the sale and consumption of milk products and soybean products should the consumption of such products cause injury, illness or death. Such risks may be particularly great in a company undergoing rapid and significant growth. The Company currently maintains no product liability insurance. Any insurance which the Company may obtain in the future may be insufficient to cover potential claims or the level of insurance coverage needed may be unavailable at a reasonable cost. A partially or completely uninsured successful claim against the Company would drive up its costs to defend such claim or pay damages and could cause reputational damage which would hurt the Company’s revenues. Either of these results would in turn reduce the Company’s profitability.

The Company’s quarterly revenues, operating results and profitability may vary from quarter to quarter, which may result in stock price volatility.

The Company’s quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter in the future. This may lead to volatility in the Company’s stock price.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm the Company and its operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage the Company’s operations and profitability. Some of the things that could have this effect are:

•	level of government involvement in the economy;

•	control of foreign exchange;

•	methods of allocating resources;

•	balance of payments position;

•	international trade restrictions; and

•	international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight grip of the Chinese government. As a result of these differences, the Company may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Company’s business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of the Company’s officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against the Company and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because the Company’s officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of the Company’s assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against the Company in United States court. Moreover, the Company has been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on the Company’s understanding of current PRC Laws, the Company believe that the New M&A Rule does not require the Company or its Chinese shareholders or its entities in China to obtain the CSRC approval in connection with the transaction contemplated by the SEA in connection with the Merger because AIDH completed the approval procedures of the acquisition of a majority equity interest in its PRC subsidiary before September 8, 2006 when the New M&A Rule became effective.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, the Company cannot assure you that PRC government authorities will not ultimately take a view contrary to the Company’s understanding that it does not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements.

Further, if the PRC government finds that the Company or its Chinese shareholders did not obtain the CSRC approval, which CSRC may think they should have obtained before executing the Merger Agreement, the Company could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so the Company is not able to predict what penalties it may face, and how such penalties will affect the Company’s business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which the Company must conduct its business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities and, as a result, the Company is dependent on its relationship with the local government in the province in which the Company operates its business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The Company’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. The Company believes that its operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the Company’s part to ensure its compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require the Company to divest ourselves of any interest it then holds in Chinese properties.

Future inflation in China may inhibit the Company’s ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as 2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for the Company’s products.

Government regulations and environmental matters in China may adversely impact the Company’s business.

The Company’s manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. The Company makes capital expenditures from time to time to stay in compliance with applicable laws and regulations.

The Company has obtained all permits and approvals and filed all registrations required for the conduct of its business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on its business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on the Company. The Company has not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of its properties or business operations, nor is the Company aware of any other material environmental condition with respect to any of its properties or arising out of its business operations at any other location. However, in connection with the ownership and operation of the Company’s properties (including locations to which the Company may have sent waste in the past) and the conduct of the Company’s business, the Company potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to the Company. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on the Company. Such costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Fluctuations in the exchange rate between the Chinese currency and the United States dollar could adversely affect the Company’s operating results.

The functional currency of the Company’s operations in China is "Renminbi". However, results of the Company’s operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect the Company’s expenses and results of operations as well as the value of its assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although the Company may use hedging techniques in the future (which it currently does not use), the Company may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause the Company’s profits, and therefore its stock prices, to decline.

Changes in foreign exchange regulations in the PRC may affect the Company’s ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit the Company’s ability to use revenues generated in RMB to fund its business activities outside the PRC, or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

•
prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•
an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•
an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules.

As a result, the Company cannot predict how they will affect its business operations following a business combination. For example, the Company’s ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom the Company has no control. In addition, the Company cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. The Company will require all shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although the Company has no control over either its shareholders or the outcome of such registration procedures. Such uncertainties may restrict the Company’s ability to implement its business combination strategy and adversely affect its business and prospects following a business combination.

Extensive regulation of the food processing and distribution industry in China could increase the Company’s expenses resulting in reduced profits.

The Company is subject to extensive regulation by China's Agricultural Ministry, and by other county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, packaging, storage, distribution and labeling of the Company’s products. Applicable laws and regulations governing the Company’s products may include nutritional labeling and serving size requirements. The Company’s processing facilities and products are subject to periodic inspection by national, county and local authorities. The Company believes that it is currently in substantial compliance with all material governmental laws and regulations and maintains all material permits and licenses relating to its operations. Nevertheless, the Company may fall out of substantial compliance with current laws and regulations or may be unable to comply with any future laws and regulations. To the extent that new regulations are adopted, the Company will be required to conform its activities in order to comply with such regulations. The Company’s failure to comply with applicable laws and regulations could subject it to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on the Company’s business, operations and finances.

Limited and uncertain trademark protection in China makes the ownership and use of our trademark uncertain.

The Company has obtained trademark registrations for the use of its tradenames “Xing An Ling” and “Yi-bai”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to the Company’s milk products. The Company believes its trademarks are important to the establishment of consumer recognition of its products. However, due to uncertainties in Chinese trademark law, the protection afforded by the Company’s trademarks may be less than it currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, the Company may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact the Company’s trademarks could have a material adverse effect on its business, operations and finances.

Risks Relating to the Market for the Company’s Common Stock

The requirements of being a public company may strain the Company’s resources and distract management.

As a public company, the Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that the Company file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Because the Company became public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on the Company’s behalf.

The securities being issued in connection with and following the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of Common Stock and warrants being issued in connection with the Merger, the Offerings, and the other transactions described herein are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, theses securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger or the Offerings may be unable to sell such securities at the time, or at the price or upon such other terms and conditions, as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

There is currently no liquid trading market for the Company’s Common Stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s Common Stock. The Company cannot predict how liquid the market for its common stock might become. The Company’s Common Stock is currently approved for quotation on the OTC (“over-the-counter”) Bulletin Board. The Company anticipates listing its common stock as soon as practicable on either the American Stock Exchange, the New York Stock Exchange, the Nasdaq Capital Market, or a national or other securities exchange, assuming that it can satisfy the initial listing standards for such. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards or that the Company’s Common Stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its Common Stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s Common Stock could suffer, the trading market for its Common Stock may be less liquid, and the Company’s Common Stock price may be subject to increased volatility.

In addition, the price at which the Company’s Common Stock may be sold is very unpredictable because there are very few trades in its Common Stock. Because the Company’s Common Stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in the Company’s financial statements and negatively impact its stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company will be required to include in each Annual Report on Form 10-K or 10-KSB beginning with the fiscal year ending December 31, 2007, management’s assessment of the effectiveness of its internal control over financial reporting. Furthermore, beginning with the fiscal year ending on December 31, 2008 the Company’s independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes the Company maintained, in all material respects, effective internal control over financial reporting. As a privately held company prior to the Merger, the Company has not been required to review or assess its internal control procedures. Following the Merger, the Company will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include its current operations. If the Company fails to timely complete the development of its internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, the Company could be subject to regulatory sanctions and a loss of public confidence in its internal control and the reliability of its financial statements, which ultimately could negatively impact the Company’s stock price.

Any future acquisitions and other material changes in the Company’s operations likely will require the Company to expand and possibly revise its disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If the Company’s efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, the Company could be subject to regulatory sanctions, its reputation may be harmed and its stock price may be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, the Company expects these new rules and regulations to increase its compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, the Company also expect that these new rules and regulations may make it more difficult and expensive for it to obtain director and officer liability insurance in the future and the Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve on its Board of Directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of the Company’s securities are offered without engaging a registered broker-dealer, the Company may face claims for rescission and other remedies. If any claims or actions were to be brought against the Company relating to its lack of compliance with the broker-dealer requirements, the Company could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force the Company to expend significant financial resources to defend itself, could divert the attention of the Company’s management from our core business and could harm the Company’s reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on the Company’s reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect the Company’s reported financial results or the way it conducts business.

Concentrated ownership of the Company’s Common Stock creates a risk of sudden changes in its share price.

The sale by any of the Company’s large stockholders of a significant portion of that stockholder’s holdings could have a material adverse effect on the market price of the Company’s Common Stock.

Significant quarterly fluctuation of the Company’s results of operation may increase the volatility of its stock price.

The Company’s results of operations may vary from quarter to quarter due to a variety of factors including, but not limited to, the timing of the closing of acquisitions, the introduction of new products, delays in obtaining government approvals, changes in the Company’s customer base, interruptions in supply by third-party providers, the introduction of new products or technological innovations by the Company’s competitors, loss of key personnel, changes in the pricing or mix of products sold by the Company, changes in sales and marketing expenditures, competitive pricing pressures, expenditures incurred to pursue or contest pending or threatened legal action and the Company’s ability to meet its potential financial covenants. There can be no assurance that the Company will be successful in avoiding losses in any future period. Such fluctuations may result in volatility in the price of the Company’s Common Stock.

The Company’s stock price may be volatile in response to market and other factors.

The market price for the Company’s stock after the Merger may become volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond the Company’s control:

•	the increased concentration of the ownership of the Company’s shares by a limited number of affiliated stockholders following the Merger may limit interest in the Company’s securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by the Company or its competitors;

•	reductions in the market share of the Company’s products;

•	announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of the Company’s industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting the Company’s industry; and

•	additions or departures of key personnel.

“Penny Stock” rules may make buying or selling the Company’s Common Stock difficult.

Trading in the Company’s Common Stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends the Company’s Common Stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s Common Stock, which could severely limit the market price and liquidity of the Company’s Common Stock.

The Company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

The Company’s Common Stock ownership is highly concentrated. Through his ownership of shares of the Company’s Common Stock, one shareholder beneficially owns 52.3% of its total outstanding Common Stock. As a result of the concentrated ownership of the Company’s stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Company. It could also deprive the Company’s stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and it may affect the market price of the Company’s Common Stock.

A substantial number of shares of the Company’s Common Stock are assumable upon exercise of outstanding warrants, which will substantially reduce the percentage ownership of holders of the Company’s currently outstanding shares of Common Stock.

As of the date hereof, the Company has issued and outstanding a total of 26,546,712 shares of Common Stock. An aggregate of 4,189,423 shares of Common Stock are subject to issuance upon exercise of outstanding warrants. The issuance of these additional shares of common stock upon exercise of such outstanding warrants will substantially reduce the percentage equity ownership of holders of shares of the Company’s Common Stock.

The Company has the right to issue up to 10,000,000 shares of "blank check" preferred stock, which may adversely affect the voting power of the holders of other of the Company’s securities and may deter hostile takeovers or delay changes in management control.

The Company may issue up to 10,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as its board of directors may determinate from time to time. To date, the Company’s board of directors has not authorized any class or series of preferred stock. However, the Company’s board of directors, without further approval of its common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of the Company’s preferred stock. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of the Company’s securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

The Company has not paid, and does not intend to pay, cash dividends in the foreseeable future.

The Company has not paid any cash dividends on its Common Stock and does not intend to pay cash dividends in the foreseeable future. The Company intends to retain future earnings, if any, for reinvestment in the development and expansion of its business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which the Company may issue. Any future determination to pay cash dividends will be at the discretion of the Company’s board of directors and depend on the Company’s financial condition, results of operations, capital and legal requirements and such other factors as the Company’s board of directors deems relevant.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock taking into account the consummation of the Merger, the closing of the Offerings and the consummation of the Repurchase Transaction, by (i) each person who, to the Company's knowledge, owns more than 5% of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Amnutria Dairy Inc., 2275 Huntington Drive, #278 San Marino, California 91108. Shares of the Company's Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

	Common Stock Beneficially Owned
Name and Address	Number	Percent
5% Stockholders (continued):
JAG Multi Investments LLC (1) 150 East 52nd St., 29th Floor New York, NY 10022	1,430,000	5.2%

Named Executive Officers and Directors:

Yang, Yong Shan Chief Executive Officer, President and Chairman of the Board	13,883,329	52.3%

Niu, Wan Chen Vice President of Sales and Director	0	*

Qin, Si Bo Vice President of Production and Director	0	*

Yuan, Yong Wei Vice President of Operations and Director	0	*

All Executive Officers and Directors as a Group (4 persons)	13,883,329	52.3%

* Less than 1%

(1)
Includes 780,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by JAG Multi Investments LLC (“JAG”). Alexander M. Goran is the Managing Member of JAG, and has sole voting and investment power over the shares owned by JAG. Mr. Goran disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

Executive Officers and Directors

The following persons became the Company’s executive officers and directors upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
Yang, Yong Shan	41	Chief Executive Officer, President and Chairman of the Board
Niu, Wan Chen	32	Vice President of Sales and Director
Qin, Si Bo	45	Vice President of Production and Director
Yuan, Yong Wei	53	Vice President of Operation and Director

 YANG, YONG SHAN, has been the President and Chief Executive Officer of AIDH, and the Chairman of AIDH’s Board of Directors since July 2000. He has over 16 years of experience in the dairy industry. He obtained his bachelors degree from the Northeast Agricultural University in 1990. Mr. Yang has no additional directorships with reporting companies.

NIU, WAN CHEN, has been Vice President of Sales, and a Director, of AIDH since October 2005. Prior to this, from January 2000 through September 2005, he was Sales Manager at American Dairy, Inc. He has over 10 years of experience handling sales of dairy products. He obtained his bachelors degree in business administration from Northeast Forest University in 1995. Mr. Niu has no additional directorships with reporting companies.

QIN, SI BO, has been Vice President of Production, and a Director, of AIDH since July 2000. He has many years of experience in with respect to production process and equipment maintenance in the dairy business. He graduated with a major in Food and Nutrition from the Northeast Agricultural University in 1993. Mr. Qin has no additional directorships with reporting companies.

YUAN, YONG WEI, has been Vice President of Operation, and a Director, of AIDH since July 2000. He has over 20 years of experience in the dairy industry. Mr. Yuan has no additional directorships with reporting companies.

Significant Employees

The Company has no employees who are not executive officers, but who are expected to make a significant contributions to the Company’s business.

Family Relationships

There are no family relationships among the Company’s directors, executive officers, or persons nominated to become directors of executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the Company’s directors, persons nominated to become directors, executive officers, promoters or control persons:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Exchange Act

To the Company’s knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of the Company’s officers, directors or beneficial holders of more than 10% of the Company’s issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, during the fiscal year ended December 31, 2006.

Code of Ethics

As of the date hereof, the Company has not adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions. The Company intends to adopt a written code of ethics in the near future.

Board Committees

The Company intends to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. We intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last three fiscal years, the compensation earned by our Chief Executive Officer (the “Named Executive Officers”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.
Name and Principal Position	Year	Salary		Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation		Nonqualified Deferred Compensation Earnings		All Other Compensation Compensation		Total
		($)		($)		($)		($)		($)		($)		($)		($)
Yang, Yong Shan Chairman, Chief Executive Officer and President	2006 2005 2004	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00	$ $ $	0.00 0.00 0.00

Outstanding Equity Awards at Fiscal Year-End

The Company has no outstanding equity awards as of the fiscal year ended December 31, 2006.

Compensation of Directors

There are no standard arrangements pursuant to which the Company’s directors are compensated for any services provided as director. No additional amounts are payable to the Company’s directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Through December 31, 2006, and the period ending on the date of this report, the Company had no employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Stock Incentive Plans

The Company has no stock incentive plans as of the fiscal year ended December 31, 2006.

Certain Relationships and Related Transactions

During the past fiscal year, and subsequent period through the date hereof, there have been no transactions between members of management, 0five percent stockholders, “affiliates,” promoters and finders.

Item 3.02. Unregistered Sales of Equity Securities.

The Tryant Shares

On August 30, 2007, the Company issued 518,856 “restricted” shares (the “Tryant Shares”) of common stock to Tryant, LLC, in exchange for debt retirement in the amount of $12,971. On October 9, 2007, the Company rescinded 230,645 of the Tryant Shares, and then reissued them in payment for certain outstanding debts, as follows:

Name	Number of Shares
Leonard W. Burningham	103,308
John Winfield	64,388
Rick Krietemeier	57,949
Andrew Chudd	5,000
Total:	230,645

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The Merger

On October 9, 2007, Micro-Tech entered into the Merger Agreement with Acquisition Sub, Tryant and AIDH, pursuant to which, as of such date, Acquisition Sub was merged with and into AIDH, and AIDH became a wholly-owned subsidiary of Micro-Tech. Upon consummation of the Merger, each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of Micro-Tech’s Common Stock. As a result, Micro-Tech issued an aggregate of 24,305,546 shares of Micro-Tech’s Common Stock to the holders of AIDH’s capital stock.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The First Offering

On October 9, 2007, the Company sold to John Winfield 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share (“Warrant No. W-1”), and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (“Warrant No. W-2”), for an aggregate purchase price of $1,000,000.

Warrant No. W-1 represents the right to purchase 266,667 shares of Common Stock of the Company, at an exercise price of $0.94 per share. Warrant No. W-1 will expire on October 9, 2010. Warrant No. W-1 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying Warrant No. W-1 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-1 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

Warrant No. W-2 represents the right to purchase 1,333,333 shares of Common Stock of the Company, at an exercise price of $1.50 per share. Warrant No. W-2 will expire on October 9, 2009. Warrant No. W-2 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-2 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is declared effective, the Company will have the ability to call the Warrants at a price of $0.01 per warrant, upon thirty (30) days prior written notice to the holders of the warrants, if the closing price of the Common Stock exceeded $1.88 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The Second Offering

On October 9, 2007, the Company sold to certain accredited investors 2,157,853 units of securities of the Company, consisting of (i) 2,157,853 shares of Common Stock, (ii) three-year warrants to purchase 431,570 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii)  two-year warrants to purchase 2,157,853 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Second Offering”).

The Class A Warrants represent the right to purchase an aggregate of 431,570 shares of Common Stock of the Company, at an exercise price of $2.04 per share. The Class A Warrants will expire on October 9, 2010. The Class A Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class A Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class A Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

The Class B Warrants represent the right to purchase an aggregate of 2,157,853 shares of Common Stock of the Company, at an exercise price of $3.26 per share. The Class B Warrants will expire on October 9, 2009. The Class B Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class B Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class B Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Class B Warrants is declared effective, the Company will have the ability to call the Class B Warrants at a price of $0.01 per Class B Warrant, upon thirty (30) days prior written notice to the holders of the Class B Warrants, if the closing price of the Common Stock exceeded $4.08 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Description of Capital Stock

The Company is authorized to issue 110,000,000 shares of capital stock, $0.001 par value per share, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Capital Stock Issued and Outstanding

After giving effect to (i) the shares issued as consideration in connection with the Merger, (ii) the issuance of units in connection with the Offerings, and (iii) the shares repurchased by the Company in the Repurchase Transaction (as further described in Items 1.01 and 2.01 above), there are issued and outstanding securities of the Company as follows:

•	26,546712 shares of common stock;

•	No shares of preferred stock; and

•
Warrants to purchase an aggregate of 4,189,423 shares of Common Stock, of which (i) 266,667 are exercisable at a price of $0.94 per share; (ii) 1,333,333 are exercisable at a price of $1.50 per share; (iii) 431,570 are exercisable at a price of $2.04 per share; and (iv) 2,157,853 are exercisable at a price of $3.26 per share.

Description of Common Stock

The holders of the Company’s Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of the Company’s stockholders. The Company’s stockholders have no pre-emptive rights to acquire additional shares of the Company’s Common Stock or other securities. The Company’s Common Stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the Common Stock now outstanding are fully paid and non-assessable.

Description of Preferred Stock

The Company is authorized to issue 10,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Warrants

The warrants have such characteristics as are further described in this Item 3.02 above, which disclosure is incorporated herein by reference.

Registration Rights

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Indemnification of Directors and Officers

Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The Company's Articles of Incorporation and By-laws provide that we may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Future Stock Issuances

Pursuant to the Purchase Agreement from the Second Offering, the Company may offer and sell, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit. In the event the Company consummates any additional Closings, it shall promptly issue additional securities to each investor.

Trading Information

The Company’s Common Stock is currently approved for quotation on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol AUDY.OB. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange, the New York Stock Exchange, or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

The transfer agent for our common stock is Computershare. We will serve as warrant agent for the outstanding warrants.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Micro-Tech’s officers and directors resigned as of October 9, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2007, the Company’s Board of Directors approved the amendment of its Articles of Incorporation in order to change of the Company’s name from “Micro-Tech Identification Systems, Inc.” to “Amnutria Dairy Inc.” Article XIV of the Company’s Articles of Incorporation, as amended, provides that the Board of Directors shall have the right to change the name of the Company without shareholder approval to a name that reflects the industry of business in which the Company’s business operations are conducted. Therefore, the Company did not obtain shareholder consent for the Name Change. On October 9, 2007, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada.

A copy of the Certificate of Amendment is annexed hereto as Exhibit 2.3 and incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K, the Company believes that it is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), (i) AIDH’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 are filed in this Current Report on Form 8-K as Exhibit 99.1, and (ii) AIDH’s unaudited financial statements for the six-month interim periods ended June 30, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.2.

(b)  Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Agreement and Plan of Merger and Reorganization, dated October 9, 2007, by and among Micro-Tech Identification Systems, Inc., AIDH Acquisition, Inc., Tryant LLC and American International Dairy Holding Co., Inc.

2.2	Articles of Merger, dated October 9, 2007, of AIDH Acquisition, Inc. with and into American International Dairy Holding Co., Inc.

2.3	Certificate of Amendment to Articles of Incorporation of Micro-Tech Identification Systems, Inc., dated October 9, 2007

10.1	Form of Securities Purchase Agreement for $1,000,000 Unit Offering

10.2	Warrant No. W-1

10.3	Warrant No. W-2

10.4	Form of Securities Purchase Agreement for Minimum $3,000,000, Maximum $8,000,000 Unit Offering

10.5	Form of Class A Warrant

10.6	Form of Class B Warrant

10.7	Form of Registration Rights Agreement

10.8	Share Repurchase Agreement, dated October 9, 2007, by and between Micro-Tech Identification Systems, Inc. and Grand Orient Fortune Investment Ltd.

10.9	Put/Call Agreement, dated October 9, 2007, by and between Micro-Tech Identification Systems, Inc. and Grand Orient Fortune Investment Ltd.

10.10	Put/Call Agreement, dated October 9, 2007, by and between Micro-Tech Identification Systems, Inc. and Grand Orient Fortune Investment Ltd.

21.1	List of Subsidiaries

99.1	American International Dairy Holding Co., Inc. Financial Statements for the fiscal years ended December 31, 2006 and 2005

99.2	American International Dairy Holding Co., Inc. Financial Statements for the six months ended June 30, 2007 and 2006 (Unaudited)

99.3	Pro forma unaudited consolidated financial statements for the six months ended June 30, 2007 and the year ended December 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMNUTRIA DAIRY, INC.
(Registrant)

Date: October 15, 2007	By:	/s/ Yang, Yong Shan
Yang, Yong Shan
Chairman, Chief Executive Officer and President